PRESTIGE PERIODICAL DISTRIBUTORS, INC.
PUBLISHER DISTRIBUTION AGREEMENT

Agreement made and entered into at White Plains, New York, this 18th day of November 2002, by and between **Soccer Development of America, Inc.** whose place of business is at 3803 Mission Blvd. Suite 290, San Diego CA 92109 (herein PUBLISHER) and **Prestige Periodical Distributors, Inc.**, whose place of business is at 19 Court Street, Suite 403, White Plains NY 10601 (herein DISTRIBUTOR).

WITNESSETH:

1. THE PUBLISHER AGREES:

a. To and hereby does give and grant unto the DISTRIBUTOR, effective as of the date of this Agreement, and during the term hereof (and any renewal thereof) the right to distribute and sell throughout the world, the publications of the PUBLISHER, as listed in Schedule "A" made part hereof as though the same were set forth in full at this point.

b. That the publications, as listed in Schedule "A" shall conform and continue to conform substantially to specimen copy(ies) or outline(s) of specifications submitted.

c. That the number of copies to be printed for the DISTRIBUTOR shall be as ordered by the DISTRIBUTOR; and PUBLISHER mutually agrees to deliver, or promptly cause to be delivered, the specified number of copies of each issue of PUBLISHER'S publications to each and every sales outlet designated by the DISTRIBUTOR in accordance with DISTRIBUTOR'S shipping instructions; and the PUBLISHER agrees to pay all shipping costs, duties and charges incurred within the normal distribution of PUBLISHER'S publications to all designated DISTRIBUTOR'S sales outlets. PUBLISHER or its representative shall have the right to adjust orders to DISTRIBUTOR'S sales outlets.

d. That the billing price and return credit to DISTRIBUTOR shall consider the price(s) and commission(s) set forth in Schedule "A", and Publisher agrees to reimburse DISTRIBUTOR for any charges and fees imposed by DISTRIBUTOR'S sales outlets on PUBLISHER'S title(s).

e. To reimburse DISTRIBUTOR for all costs, expenses and transportation charges incurred in connection with DISTRIBUTOR'S receipt of whole copy returns from its sales outlets when PUBLISHER orders whole copy returns from DISTRIBUTOR.

f. To and hereby does authorize the DISTRIBUTOR to adjust claims for shortages of delivery by any of its sales outlets, and to reimburse the DISTRIBUTOR for any and all shortage allowances actually given, it being specifically agreed that shortage adjustments made by DISTRIBUTOR shall be conclusive on the question of shortages of delivery and binding upon the PUBLISHER; and, at PUBLISHER'S written request the DISTRIBUTOR shall furnish to PUBLISHER such information as DISTRIBUTOR may have in support of such claim(s) for shortage(s) of delivery and adjustments made with respect thereto by DISTRIBUTOR. DISTRIBUTOR shall have the option to adjust shortages and damages from PUBLISHER'S sales.

g. To indemnify and promptly reimburse the DISTRIBUTOR, its officers, agents, representatives and sales outlets against any losses, damages, fines, judgments, expenditures or claims, including reasonable counsel fees and legal expenses, bond charges and/or premiums as well as any and all other costs incurred by the DISTRIBUTOR in any connection with the distribution of any issue(s) of title(s) covered by the Agreement when the same is questioned or objected to by any federal, state and/or any other governmental agency and/or authority, or in defending or settling any claim, civil action or proceeding and/or criminal prosecution and/or supplementary proceeding instituted as a result of and/or arising out of the distribution and/or sale of any issue(s) of any title(s) covered by this Agreement including but not limited to the contents and printed matter thereof, including advertisements, photographs, and/or other illustrations contained on the covers or any page or pages of said issue(s). Should any of such events occur, DISTRIBUTOR shall have the right to retain from any monies otherwise payable by DISTRIBUTOR to PUBLISHER hereunder a reasonable amount to act as security for the performance by the PUBLISHER of its obligations pursuant to this subparagraph "(g)". DISTRIBUTOR shall give to PUBLISHER notice of any claims, demands, suits or actions against the DISTRIBUTOR or any of its sales outlets of which the DISTRIBUTOR has been apprised; and, in the event PUBLISHER shall have received any notice of claim or summons or other process instituting such claim or suit or action, then in such event, it shall deliver the same promptly to the DISTRIBUTOR.

h. To accept whole copies, front covers, headings or affidavits of returns, as DISTRIBUTOR in its discretion shall decide, as the basis for adjustment of all returned and unsold copies and DISTRIBUTOR shall make no charge for servicing returned and unsold copies with the exception of whole copy returns when requested by PUBLISHER as stipulated in paragraph "1.(e)" above.

i. To promptly notify DISTRIBUTOR of any intended change in the cover price and/or format (i.e. size, number of pages, etc.) of any of PUBLISHER'S title(s) no later than sixty (60) days prior to the effective issue's "on-sale" date. The DISTRIBUTOR may charge PUBLISHER to re-run shipping galleys and reports should PUBLISHER desire to make any schedule changes after DISTRIBUTOR presents its final shipping galley.

j. Not to sell, distribute or service or cause to sell, distribute or service DISTRIBUTOR'S sales outlets during (i) the term of this Agreement, (ii) any renewal of this Agreement, (iii) the time of any contractual disagreements until a solution to such disagreement is determined and agreed to by both parties and results in the termination of this Agreement.

k. That PUBLISHER is not encumbered by any existing agreements, exclusive or otherwise, with any other distributor, and that it has the full power and authority to enter into this Agreement.

l. During the term of this Agreement (i) not to directly and/or indirectly solicit PUBLISHER'S title(s) separate from DISTRIBUTORS ongoing solicitations, (ii) to grant the DISTRIBUTOR first right of refusal to service any sales outlet desirous of receiving PUBLISHER'S title(s). Should DISTRIBUTOR fail to secure an order from such sales outlet, PUBLISHER shall have the right to service the sales outlet at identical or less preferential terms than those offered by DISTRIBUTOR. In no event shall PUBLISHER service any sales outlet that DISTRIBUTOR has suspended shipment to.

2. THE DISTRIBUTOR AGREES:

a. To be responsible for all costs incurred in billing its sales outlets, and producing labels, galleys, sales reports.

b. To supply the PUBLISHER and/or its printer or forwarding agent with shipment galleys sufficiently in advance so that shipment(s) can be properly prepared and shipped to arrive at DISTRIBUTORS sales outlets prior to the established "on-sale" date for the PUBLISHER'S particular title(s) along with shipping labels designating the name and addresses of DISTRIBUTOR'S sales outlets, specifying the number of copies of the respective issue(s) and titles(s).

c. To make available to PUBLISHER or its duly authorized representative, once every twelve (12) months and during reasonable business hours, all of DISTRIBUTOR'S books and records relating to the matters covered under this Agreement with respect to the PUBLISHER'S titles, and to permit PUBLISHER or its representative, at PUBLISHER'S own cost and expense, to inspect and make copies of the same.

d. To maintain for a period of twelve (12) months following the "off-sale" date of each issue of each of PUBLISHER'S title(s) all of its records relating thereto, which records may be inspected by PUBLISHER during the said period of time, at reasonable business hours, and to make copies thereof at PUBLISHER'S own cost and expense.

e. To pay PUBLISHER on the basis of net sales (net draw less returns) of the copies of each issue of each title distributed pursuant to this Agreement, less all credits to which DISTRIBUTOR shall be entitled, as follows:

(i) An initial advance payment shall be made at sixty (60) days after the on-sale date of each issue of such title, of an amount equal to 30% of the estimated net sales (hereinafter "ENS"), less DISTRIBUTOR'S commission (as defined in Schedule A). When an ENS is unavailable, such as at the commencement of this Agreement and/or after a substantial change in draw, such initial payment shall be calculated at an amount equal to 25% of the ENS.

(ii) A final payment shall be made at one-hundred and twenty (120) days after the "off-sale" date of each issue of each title, of an amount equal to the gross billing price (cover price less distributor's discounts) for all copies of each issue of such title(s) delivered to DISTRIBUTOR'S sales outlets, less the aggregate amount of all credits for returned and unsold copies, shortages, damaged and undelivered copies, and credits and/or reimbursements for which DISTRIBUTOR may be entitled to, including but not limited to DISTRIBUTOR'S commission, with respect to such title(s), less any and all other amounts to which DISTRIBUTOR shall be entitled as a result of any overpayments theretofore made by DISTRIBUTOR to PUBLISHER or then owed by PUBLISHER to DISTRIBUTOR. DISTRIBUTOR shall have the right to maintain a reserve of monies, otherwise payable to PUBLISHER, should DISTRIBUTOR 1) anticipate that PUBLISHER shall become indebted to DISTRIBUTOR as a result of overpayments made, 2) anticipate or estimate any additional credits due DISTRIBUTOR'S sales outlets on PUBLISHER'S title(s), 3) anticipate any other fees or charges to be assessed on PUBLISHER'S title(s).

(iii) Nothing contained in this Agreement shall preclude the DISTRIBUTOR from deducting any payment(s) on any issue(s) from monies thereafter payable from the DISTRIBUTOR to PUBLISHER. Notwithstanding anything to the contrary in this Agreement, DISTRIBUTOR shall at all times maintain the right to withhold any payment otherwise due PUBLISHER, in the event that PUBLISHER fails to meet its scheduled on-sale date or should the title fail to conform to sample or previous issues. DISTRIBUTOR shall be obligated to release any payment withheld and due PUBLISHER, less any anticipated costs as a result of PUBLISHER'S aforementioned failures, within a reasonable period of time.

(iv) Final payment for the last two (2) issues to be distributed by DISTRIBUTOR shall be made by the DISTRIBUTOR to the PUBLISHER three hundred and sixty (360) days after the "off-sale" date of the title(s) being terminated.

3. DISTRIBUTOR AND PUBLISHER FURTHER AGREE:

a. The term of this Agreement shall be for a period of five (5) years from the date of this Agreement and automatically continue for two (2) year periods thereafter unless either party hereto shall give written notice by overnight courier or registered mail to the other no less than ninety (90) days prior to any termination date of the intention to terminate, such notice of termination to be addressed to the other party at its last known place of business. Anything to the contrary in this Agreement notwithstanding, PUBLISHER shall not have the right to terminate this Agreement at any time if the PUBLISHER is indebted to the DISTRIBUTOR, including any estimated overpayments, without first reimbursing the DISTRIBUTOR of the full amount of such indebtedness.

b. Anything to the contrary in this Agreement notwithstanding, the DISTRIBUTOR may at any time, without prior notice, and without incurring any liability therefor, refuse to distribute any issue(s) of any title(s) covered by this Agreement, or at its option exercise the right to terminate this Agreement, if at any time it shall be brought to DISTRIBUTOR'S attention that such issue(s) may contain possible libelous, obscene or indecent material, or, any matter of any kind that is in violation of any law; distribution of any issue of any title(s) covered by this Agreement does not and shall not establish nor constitute approval by the DISTRIBUTOR of the contents of said issue.

c. That any loss, destruction of, or damage to copies of any issue(s) of any title(s) covered by this Agreement or any returns as defined in this Agreement shall at all times be at the risk of and be borne solely by the PUBLISHER, it being agreed that DISTRIBUTOR shall notify PUBLISHER promptly, upon receipt of information with respect to any loss, destruction or damage; and, in the event that DISTRIBUTOR shall recover any part of such loss, then the DISTRIBUTOR shall pay over or credit the same to PUBLISHER, less DISTRIBUTOR'S commission and actual costs, including counsel fees and other expenses incurred in recovering such loss.

d. That all monies paid by, or due and owing from DISTRIBUTOR'S sales outlets for copies of said publications not returned to DISTRIBUTOR, are and at all times shall belong to and remain the absolute property of the DISTRIBUTOR, it being understood and agreed that the relationship between PUBLISHER and DISTRIBUTOR is that of creditor and debtor, and that DISTRIBUTOR is not the agent of the PUBLISHER.

e. That in making settlement of any issue(s) of any title(s) covered by this Agreement, the DISTRIBUTOR shall render to the PUBLISHER a statement setting forth the total of all items of charges, credits, costs, and adjustments provided for in this Agreement or any amendment thereto, and the PUBLISHER agrees to accept same as an account stated and the items therein enumerated as true and correct, except as to any specific item or items appearing therein to which the PUBLISHER may object to in writing within thirty (30) days from the date of said statement.

4. Either party hereto may terminate this Agreement at any time during the term hereof in the event that the other party shall make an assignment for the benefit of creditors, have a receiver appointed of its assets, be adjudicated a bankrupt, make a petition for reorganization, or take advantage of any insolvency statute.

5. Nothing herein contained shall prevent either party hereto from assigning this Agreement to any third party (hereinafter "assignee") in connection with the sale or transfer of substantially all of the assets of such assigning party to such assignee if prior to the making of such assignment the assigning party shall make payment in full to the other party hereto of any and all indebtedness of the assignor to such other party, and the assignee agrees in writing to assume and be bound by all of the terms and conditions of this Agreement to be performed by the assigning party.

6. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies afforded by this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

7. This Agreement shall be binding upon the parties hereto and their respective legal representative, successors and assigns, and shall be construed in accordance with the laws of the state of New York.

8. No oral or other representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein; this Agreement superseding all existing Agreements by and between the parties hereto, constitutes final expression of their Agreement and as a complete and exclusive statement of the terms thereof; this Agreement can be modified only in writing signed by the parties hereto.

IN WITNESS WHEREOF, on the day and year first above written, the parties to this Agreement have caused these presents to be signed by their duly authorized officers.

SOCCER DEVELOPMENT OF AMERICA, INC.

By: [signature] President
Officers Signature, Title

PRESTIGE PERIODICAL DISTRIBUTORS, INC.

By: [signature] President
Officers Signature, Title

SCHEDULE "A"

TITLE NAME	FREQ	COVER PRICE	*DISTRIBUTORS COMMISSION
90 MINUTE SOCCER MAGAZINE	12x	$4.99 U.S.	22%
		$5.99 Canada	22%

*DISTRIBUTORS COMMISSION is hereby defined as DISTRIBUTOR'S percentage of monies received from DISTRIBUTOR'S sales outlets. *DISTRIBUTORS COMMISSION specifically is not a commission of cover price.* (For clarity, DISTRIBUTOR shall be entitled to the above COMMISSION on net sales dollars.)

Agreed to and accepted this 12th day of November, in the year 2002.

SOCCER DEVELOPMENT OF AMERICA, INC.

By: [signature] President
Officers Signature, Title

PRESTIGE PERIODICAL DISTRIBUTORS, INC.

By: [signature] President
Officers Signature, Title